UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2012

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

AMAG Pharmaceuticals, Inc., or the Company, hereby updates certain disclosures on its Form 10-Q for the quarter ended September 30, 2012. On page 43 in Item 2 Management Discussion and Analysis of its quarterly report on Form 10-Q for the quarter ended September 30, 2012, the Company inadvertently transposed two of its estimates related to future external costs for its clinical development programs for Feraheme® (ferumoxytol) Injection for Intravenous use. The Company’s corrected forward-looking estimates are as follows:

•                  approximately $5.0 to $10.0 million for the development of Feraheme to treat IDA regardless of the underlying cause, the majority of which will be incurred by the end of 2012; and

•                  approximately $25.0 to $35.0 million for the development of Feraheme to treat IDA in CKD patients, which will be incurred over the next several years.

This information supersedes any information previously disclosed by the Company, whether in filings with the Securities and Exchange Commission or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
General Counsel and Senior Vice
President of Legal Affairs

Date: November 21, 2012